UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2014

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On December 18, 2014, the Board of Directors (the “Board”) of Lexmark International, Inc. (the “Company”) appointed, David Reeder, age 39, as Vice President and Chief Financial Officer of the Company, effective January 9, 2015. Since January 2014, Mr. Reeder has served as Chief Financial Officer of Electronics for Imaging.  From July 2012 through January 2014, Mr. Reeder served as the Vice President, Finance of the Enterprise Networking Division of Cisco Systems, Inc.  From October 2007 through June 2012, Mr. Reeder served as Vice President & Managing Director, Asian Operations as well as Senior Director, Controller for Broadcom Corporation.  Mr. Reeder holds a bachelor’s degree in Chemical Engineering from the University of Arkansas and a master’s degree in business administration from Southern Methodist University.

There are no transactions involving the Company and Mr. Reeder that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Reeder with any other executive officers of the Company or members of the Board.

Gary Stromquist, the Company’s Interim Chief Financial Officer, will remain with the Company and resume his duties as Vice President of Corporate Finance and the Company’s Imaging Solutions and Services segment.  The Company sincerely appreciates Mr. Stromquist’s leadership as Interim Chief Financial Officer during the transition period.

Compensatory Arrangements of Certain Officers

In connection with the appointment of Mr. Reeder to his position as Vice President and Chief Financial Officer, the Board, on the recommendation of the Compensation and Pension Committee of the Board (“the Committee”), approved an annual base salary of $485,000 with an annual incentive compensation award opportunity of 75% of his annual base salary at target, with a maximum bonus of 150% of his annual base salary, based upon the Company’s attainment against performance goals in the Company’s 2015 Incentive Compensation Plan established by the Committee.  Mr. Reeder will also receive a signing bonus in the amount of $225,000 and an award of time-based restricted stock units with a grant date fair market value of $4.5 million.  The restricted stock units will vest over a period of three years.

The Board, on the recommendation of the Committee, also approved and authorized the Company to enter into an Executive Severance Agreement, Change in Control (“CIC”) Agreement and Indemnification Agreement with Mr. Reeder.

The Executive Severance Agreement provides that, in the event Mr. Reeder’s employment is terminated under certain circumstances, as described in the Executive Severance Agreement, the Company shall pay to Mr. Reeder the sum of: (A) one times his annual base salary; (B) an amount equal to the average annual bonus paid to him over the three-year period immediately prior to the date of his termination; and (C) the annual bonus, if any, with respect to a completed fiscal year to the extent not theretofore paid under the Company’s Senior Executive Incentive Compensation Plan or annual Incentive Compensation Plan, whichever is applicable.  The payments are conditioned on the Company receiving a signed general release and covenant not to sue from Mr. Reeder.  The Executive Severance Agreement includes covenants and conditions typically included in such agreements.  The foregoing description of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Agreement, which is filed as Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 6, 2014, and is incorporated herein by reference.

The CIC Agreement provides for a term commencing January 1, 2015 and ending on December 31, 2016, provided, however, that commencing on January 1, 2016 and on each anniversary thereof, unless previously terminated, the CIC Agreement shall be automatically extended so as to terminate two years from such renewal date.  The CIC Agreement provides for certain payments to Mr. Reeder if, within 12 months prior to a “Change in Control” (as defined in the CIC Agreement), Mr. Reeder’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months after a Change in Control, Mr. Reeder’s employment is terminated by the Company or Mr. Reeder under certain circumstances. In the event of a termination of employment by the Company without “cause” or by Mr. Reeder for “good reason,” Mr. Reeder would receive his base salary and pro rata annual bonus through the date of termination. In addition, Mr. Reeder would receive two times the sum of his annual base salary and annual incentive compensation. The CIC Agreement also provides for the continuation of welfare benefits for a period of two years.  If any payments under the CIC Agreement trigger excise taxes, then Mr. Reeder’s payments shall be reduced to a level that does not trigger the excise tax if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made.  The CIC Agreement includes covenants and conditions typically included in such agreements. The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of CIC Agreement for Vice Presidents, which is filed as Exhibit 10.4 in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2012, and is incorporated herein by reference.

The Indemnification Agreement provides that the Company will indemnify Mr. Reeder against certain liabilities that may arise as a result of his status or service as an executive officer of the Company.  The indemnification protection commences on the date of Mr. Reeder’s appointment as an executive officer of the Company and continues through the later of ten years after Mr. Reeder’s termination of employment with the Company or the final termination of any Proceeding (as defined in the Agreement) then pending in which Mr. Reeder is granted rights of indemnification or advancement of expenses or any Proceeding commenced by Mr. Reeder seeking indemnification or advancement of expenses.  The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement for Executive Officers, which is filed as Exhibit 10.2 in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 1998, and is incorporated herein by reference.

Item 8.01. Other Events.

A copy of the press release issued by the Company on December 22, 2014 announcing the appointment of Mr. Reeder as Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.           Description of Exhibit
99.1                      Press Release issued by Lexmark International, Inc., dated December 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

December 22, 2014	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.           Description of Exhibit
99.1                      Press Release issued by Lexmark International, Inc., dated December 22, 2014.